UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Central Bancompany, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	43-0959114
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

238 Madison Street Jefferson City, MO	65101
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Class A common stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-290831

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

Central Bancompany, Inc. (the “Registrant”) hereby incorporates by reference the description of its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-290831), as originally filed with the Securities and Exchange Commission (the “Commission”) on October 10, 2025 and as subsequently amended on October 31, 2025 (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

The Class A Common Stock to be registered on this Form 8-A is to be listed on the Nasdaq Global Select Market (the “Nasdaq”). Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this Form 8-A because no other securities of the Registrant are registered on the Nasdaq and because the securities being registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CENTRAL BANCOMPANY, INC.

Date: November 19, 2025	By:	/s/ Jeremy W. Colbert
Jeremy W. Colbert
Executive Vice President, General Counsel and Corporate Secretary